Exhibit 4.8

MEZZANINE PROMISSORY NOTE

$5,000,000.00 December 11, 2007

Dover Saddlery, Inc., a Delaware corporation (“Borrower”), FOR VALUE RECEIVED, promises to pay to the order of BCA Mezzanine Fund, L.P., a Delaware limited partnership, or its assigns (“Lender”), to such Person(s) and at such place(s) as Lender may from time to time designate in writing, the principal sum of Five Million and No/100 DOLLARS ($5,000,000.00) or so much thereof as may from time to time have been advanced to Borrower under this Note with interest on the outstanding principal amount at the rates set forth herein.

SECTION 1 — DEFINITIONS

For the purpose of this Note capitalized terms not defined below will be as defined in the Loan Agreement:

“Business Day” shall mean any day other than a Saturday, Sunday or day which shall be in the State of Rhode Island a legal holiday or day on which banking institutions are required or authorized to close.

“Default Interest” shall mean any interest accruing at the Default Interest Rate and payable pursuant to the terms hereof or of the other Loan Documents.

“Default Interest Rate” shall mean a rate of interest per annum equal to the lesser of either (a) three percent (3%) above the Interest Rate, or (b) the maximum rate of interest which may be collected from Borrower under applicable law.

“Initial Interest Payment Date” shall be January 4, 2008.

“Interest Deficit” shall have the meaning ascribed to it in Section 2.8 hereof.

“Interest Rate” shall mean a rate of interest equal to fourteen percent (14%) per annum.

“Late Charge” shall mean the lesser of (a) two percent (2%) of any unpaid amount, or (b) the maximum late charge permitted to be charged under applicable law.

“Loan Agreement” shall mean that certain Mezzanine Loan Agreement, between Lender and Borrower, dated of even date herewith, corresponding to this Note, as the same may hereafter be amended, modified and restated from time to time.

“Loan Documents” shall mean the Loan Agreement and all other documents, agreements and instruments delivered in connection therewith.

“Maturity Date” shall mean the date that is the fifth (5th) year anniversary of the date hereof.

“Note” shall mean this Mezzanine Promissory Note of Borrower in the original principal amount of $5,000,000.00 payable to Lender.

“Payment Date” shall mean the fifth (5th) day of each of January, April, July and October, commencing on the Initial Interest Payment Date (or, if any such date is not a Business Day, then the first Business Day immediately before such date).

“Prepayment Fee” shall have the meaning ascribed to it in Schedule A hereto.

SECTION 2 — STATED MATURITY; INTEREST AND PRINCIPAL PAYMENTS.

2.1 Payment of Interest. Interest on the principal balance of this Note outstanding shall accrue from the date hereof until paid in full whether before or after maturity at the Interest Rate and be payable as follows:

(a) Commencing on the Initial Interest Payment Date, interest in the amount of twelve percent (12%) per annum shall be payable quarterly in arrears on each Payment Date through the Maturity Date.

(b) The remaining two percent (2%) per annum shall be deferred and shall be compounded annually at the Interest Rate and payable on the Maturity Date.

(c) The Borrower may pay the entire Interest Rate on a current basis.

2.2 Payments of Principal. Installments of principal shall be payable as follows:

(a) On the Maturity Date, all outstanding principal under this Note shall be immediately due and payable.

2.3 Payment on Maturity Date. Notwithstanding anything herein to the contrary, all outstanding principal and accrued interest under this Note shall be due and payable in full at the Maturity Date.

2.4 Computation of Interest. Interest under this Note shall be calculated based on actual days elapsed and a three hundred sixty (360) day year.

2.5 Method of Payment. Each payment due hereunder shall not be deemed received by Lender until received on a Business Day (as hereafter defined) in Federal funds in lawful money of the United States of America immediately available to Lender prior to 2:00 p.m. local time at the place then designated by Lender. Any payment received on a Business Day after the time established by the preceding sentence, shall be deemed to have been received on the immediately following Business Day for all purposes.

2.6 Application of Payments. Payments under this Note shall be applied first to the payment of Late Charges and Default Interest and other costs and charges due in connection with this Note, as Lender determines in its sole discretion, then to the payment of accrued but unpaid interest, and then to reduction of the outstanding principal balance (first to payment of any current installment and the balance in inverse order of maturity whether or not then due). No principal amount repaid may be reborrowed. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

2.7 Prepayment. The principal balance of this Note may be prepaid in whole or in part, on any Payment Date, provided, that (i) Borrower so notifies Lender in writing no more than sixty (60) days and not less than thirty (30) days prior to the intended date of such prepayment; (ii) such prepayment is accompanied by all accrued interest and all other outstanding amounts then due hereunder and under the other Loan Documents if prepaid in full; and (iii) such prepayment includes the Prepayment Fee. If any prepayment is made hereunder without the prior notice required by clause (i) above, then, in addition to the Prepayment Fee, Borrower shall further pay an amount equal to the lesser of (a) thirty (30) days interest computed on the outstanding principal balance of this Note so prepaid, or (b) interest computed on the outstanding principal balance of this Note so prepaid for the period from, and including, the date of prepayment through the Maturity Date.

2.8 Interest Deficits. If the provisions of this Note at any time require payment by the Borrower to the Lender of an amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments to the Lender shall be reduced to the extent necessary so that the Lender shall not receive interest in excess of such maximum amount. If as a result of the foregoing the Lender shall receive interest payments hereunder in an amount less than otherwise provided hereunder, such deficit (hereinafter called the “Interest Deficit”) will to the fullest amount permitted by applicable law, cumulate and carry forward (without interest) until the repayment in full of this Note. Interest otherwise payable to the Lender hereunder for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing the Lender to receive interest in excess of the maximum amount permitted by applicable law. The remaining amount of any Interest Deficit shall be treated as an additional prepayment penalty and shall be paid in full at the time any repayment in full by the Borrower to the Lender of the entire remaining principal amount hereof if such payment is made prior to the Maturity Date.

SECTION 3 — DEFAULT; REMEDIES

3.1 Acceleration. Lender may, by notice to Borrower at any time during the existence of an Event of Default, declare immediately due and payable the entire principal amount outstanding hereunder together with all interest and other charges due hereunder including, without limitation, all Late Charges, Default Interest and Prepayment Fee, if applicable.

3.2 Default Interest Rate; Late Charges.

(a) After an Event of Default and until the Default is cured, the Default Interest Rate shall apply, in place of the then-applicable Interest Rate, to all amounts outstanding under the Loan. Such Default Interest shall be compounded on the quarterly anniversary of such Event of Default until paid in full.

(b) If any quarterly installment due hereunder is not received by Lender on or before the fifth (5th) day following each Payment Date or if any other amount payable under this Note or any other Loan Document is not received by Lender within five (5) days after the date such amount is due, counting from and including the date such amount is due, Borrower shall pay to Lender, immediately and without demand by Lender, the Late Charge on such outstanding monthly installment or other amount due. Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that any such Late Charges payable pursuant to this Section 3.2(b) represents a fair and reasonable estimate, taking into account all circumstances existing on the first Payment Date, of the additional expenses Lender will incur by reason of such late payment. Any such Late Charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Section 3.2(a).

3.3 Remedies. The remedies of Lender as provided herein, or in the Loan Documents, or at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur. The failure at any time to exercise any right or remedy shall not constitute a waiver of the right to exercise the right or remedy at any other time.

SECTION 4 — SECURITY

This Note is secured by the Security Agreement and the Subsidiary Guarantee Agreement.

SECTION 5 — WAIVER

Presentment for payment, demand, notice of dishonor, protest, and notice of protest, stay of execution and all other defenses to payment generally are hereby waived by Borrower. No extension or indulgence or release of collateral granted from time to time shall be construed as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of the rights of Lender herein.

SECTION 6 — EXCULPATION

Notwithstanding anything to the contrary contained in this Note, neither Lender nor any present or future shareholder, director, officer or partner of Lender or of any entity which is now or hereafter a shareholder, director, officer or partner of Lender (or of any entity which is now or hereafter a shareholder, director, officer or partner of a shareholder, director, officer or partner of Lender) shall have any personal liability, directly or indirectly, under or in connection with this Note or any agreement made or entered into under or in connection with the provisions of this Note, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Borrower hereby forever and irrevocably waives and releases any and all such personal liability. The limitation of liability provided in this paragraph is in addition to, and not in limitation of, any limitation on liability applicable to Lender provided by law or by any other contract, agreement or instrument.

SECTION 7 — GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; SEVERABILITY; USURY, ETC.

7.1 Governing Law. This Note shall be governed by, and construed in accordance with, the substantive law of the State of Rhode Island without regard to the application of choice of law principles.

7.2 SUBMISSION TO JURISDICTION/SERVICE OF PROCESS. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF RHODE ISLAND FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS NOTE, THE SUBJECT MATTER HEREOF, ANY OTHER LOAN DOCUMENT AND THE SUBJECT MATTER THEREOF. BORROWER TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN THE ABOVE-NAMED COURTS ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS NOTE, THE SUBJECT MATTER HEREOF, THE OTHER LOAN DOCUMENTS OR THE SUBJECT MATTER THEREOF (AS APPLICABLE) MAY NOT BE ENFORCED IN OR BY SUCH COURT, (B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY A LENDER IN STATE COURT TO FEDERAL COURT, OR TO REMAND AN ACTION INSTITUTED IN FEDERAL COURT TO STATE COURT AND (C) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN TO IT PURSUANT TO SECTION 8 HEREOF. BORROWER AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF LENDER. FINAL JUDGMENT AGAINST BORROWER IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF BORROWER THEREIN DESCRIBED, OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE LENDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS, AGAINST BORROWER OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE SUBMITTING PARTY OR SUCH ASSETS MAY BE FOUND.

7.3 WAIVER WITH RESPECT TO DAMAGES. BORROWER ACKNOWLEDGES THAT LENDER DOES NOT HAVE ANY FIDUCIARY RELATIONSHIP WITH, OR FIDUCIARY DUTY TO, BORROWER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT AND THE RELATIONSHIP BETWEEN LENDER AND BORROWER, IN CONNECTION HEREWITH AND THEREWITH IS SOLELY THAT OF DEBTOR AND CREDITOR. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER SHALL NOT ASSERT, AND BORROWER HEREBY WAIVES, ANY CLAIMS AGAINST LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS NOTE, ANY OTHER LOAN DOCUMENT, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

7.4 WAIVER BY JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE LENDER. BORROWER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE LENDER TO DISBURSE THE MONEY EVIDENCED BY THIS NOTE AND TO ENTER INTO THE OTHER LOAN DOCUMENTS.

7.5 Severability. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect, and shall be liberally construed in favor of Lender.

SECTION 8 — NOTICES

8.1 Notices. All notices, demands and other communications (“notice”) under or concerning this Note shall be in writing. Each notice shall be addressed to the intended recipient at its address set forth in the Loan Agreement and shall be deemed given on the earliest to occur of (1) the date when the notice is received by the addressee; (2) the first (1st) Business Day after the notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery; or (3) the third (3rd) Business Day after the notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested.

8.2 Change of Address for Notice. Any party to this Agreement may change the address to which notices intended for it are to be directed by means of notice given to the other party in accordance with this Section 8. Each party agrees that it will not refuse or reject delivery of any notice given in accordance with this Section 8, that it will acknowledge, in writing, the receipt of any notice upon request by the other party and that any notice rejected or refused by it shall be deemed for purposes of this Section 8 to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service. Any notice under this Note and any other Loan Document which does not specify how notices are to be given shall be given in accordance with this Section 8.

SECTION 9 — MISCELLANEOUS

9.1 Costs. If, and as often as, this Note is referred to an attorney for the collection of any sum payable hereunder, or to defend or enforce any of Lender’s rights hereunder, or to commence an action, cross-claim, third-party claim or counterclaim by Lender against Borrower relating to this Note, Borrower agrees to pay to Lender all costs incurred in connection therewith including reasonable attorney’s fees (including such fees incurred in appellate, bankruptcy or insolvency proceedings), with or without the institution of any action or proceeding, and in addition all costs, disbursements and allowances provided by law.

9.2 Modification. Neither this Note nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

9.3 Successors. As used herein, the terms “Borrower” and “Lender” shall be deemed to include their respective successors and assigns whether by voluntary action of the parties or by operation of law. All of the rights, privileges and obligations hereof shall inure to the benefit of and bind such successors and assigns.

9.4 Business Purpose. The undersigned represents and agrees that this Note evidences indebtedness arising from the regular conduct of Borrower’s business (which is carried on for the purpose of profit), and that the indebtedness evidenced hereby constitutes a business loan and is not usurious under either the laws of the State of Rhode Island or of the jurisdiction in which the Borrower conducts its business.

9.5 Loan Agreement. To the extent not expressly stated otherwise herein, all of the terms and conditions of the Loan Agreement shall survive the execution of this Note and shall remain in full force and effect; provided, however, to the extent of any irreconcilable conflict between the terms and conditions of the Loan Agreement and this Note, the terms and provisions of this Note shall govern and control.

9.6 No Waiver. No failure or delay by Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Without limiting the foregoing, no disbursement by Lender after a default by Borrower hereunder shall constitute a waiver of any of the Lender’s remedies established or referred to hereunder or shall obligate Lender to make any further disbursement. No waiver, consent or approval of any kind by Lender shall be effective unless (and it shall be effective only to the extent) expressly set out in a writing signed and delivered by Lender. No notice to or demand on Borrower in any case shall entitle Borrower to any other notice or demand in similar or other circumstances, nor shall such notice or demand constitute a waiver of the rights of Lender to any other or further actions. In its sole discretion, Lender may, at any time and from time to time, waive any one or more of the requirements contained herein, but such waiver in any instance or under any particular circumstances shall not be considered a waiver of such requirement or requirements in any other instance or under any other circumstance.

9.7 Sole and Absolute Discretion. Any option, consent, approval, discretion or similar right of Lender set forth in this Note may be exercised by Lender in its sole, absolute and unreviewable discretion, unless the provisions of this Note specifically require such option, consent, approval, discretion or similar right to be exercised in Lender’s reasonable discretion.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note as of the date first set forth above.

BORROWER:

Dover Saddlery, Inc.

By:
Name:
Title:

Date:

SCHEDULE A

PREPAYMENT FEE

As consideration for Lender’s making of the loan to Borrower upon the terms evidenced by this Note, Borrower agrees to pay a prepayment fee (“Prepayment Fee”) to Lender as follows:

(a) if prepayment is made prior to the first (1st) anniversary of the date of this Note, an amount equal to five percent (5%) of the amount prepaid;

(b) if prepayment is made on or after the first (1st) anniversary of the date of this Note, but prior to the second (2nd) anniversary of date of this Note, the prepayment fee shall be an amount equal to four percent (4%) of the amount prepaid;

(c) if prepayment is made on or after the second (2nd) anniversary of the date of this Note, but prior to the third (3rd) anniversary of the date of this Note, the prepayment fee shall be an amount equal to three (3%) of the amount prepaid;

(d) no prepayment premium shall be payable with respect to any prepayment made after the third (3rd) anniversary of the date of this Note.

The Prepayment Fee shall be due and payable on the date when a voluntary prepayment of principal is made or prepayment due to acceleration or default is made, unless the same is due to a Change of Control as defined in the Loan Agreement. If Borrower commits to a prepayment plan in installments, the Prepayment Fee shall be charged at the Prepayment Fee rate applicable to the date of the first installment, notwithstanding occurrence of subsequent payments. Borrower acknowledges that Lender would not otherwise be willing to make the loan evidenced by this Note upon the terms set forth therein, but for Borrower’s covenant to pay the Prepayment Fee.